UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

INFOCUS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18908

Oregon	93-0932102
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

27500 SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-685-8888

Former name or former address if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)                                  Effective June 29, 2007 the Board of Directors of InFocus Corporation (the “Company”) appointed Mark H. Perry, 56, as the Company’s Interim Chief Financial Officer. Since September, 2005 Mr. Perry has been a partner of Tatum, LLC (“Tatum”), an executive services and consulting firm, through which he has held various interim senior financial positions. From October, 2004 to May, 2005 Mr. Perry was Interim Senior Vice President and Chief Financial Officer of Netopia, Inc., a provider of broadband equipment and software which was subsequently acquired by Motorola. From December, 2001 to March, 2004, Mr. Perry was Vice-President, Finance and Corporate Controller of URS Corporation (NYSE: URS), an engineering design firm operating worldwide. Mr. Perry holds a B.S. in Accounting from Fairleigh Dickinson University and has completed an executive program at the UCLA Anderson School of Management.

In anticipation of Mr. Perry’s appointment the Company and Tatum entered into an Interim Executive Services Agreement dated as of June 15, 2007 (the “Agreement”).  Pursuant to the Agreement the Company will pay Mr. Perry directly a salary of $13,846.15 every two weeks. In addition, the Company will pay directly to Tatum a fee of $3,461.54 every two weeks. A copy of the Agreement is attached as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Commission on June 19, 2007 and is incorporated by reference herein.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are furnished or filed herewith and this list is intended to constitute the exhibit index:

(d)                  Exhibits

Exhibit No.	Description

10.1

Interim Executive Services Agreement dated June 15, 2007 by and between InFocus Corporation and Tatum, LLC (incorporated by reference from the Company’s current report on Form 8-K filed with the Commission on June 19, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	INFOCUS CORPORATION

	By:	/s/ Mark H. Perry
Mark H. Perry
Interim Chief Financial Officer
(Principal Financial Officer)